CONFORMED COPY

                           15,000,000 Shares

                      GENERAL MOTORS CORPORATION

                        (a Delaware corporation)

                          Class H Common Stock

                       ($0.10 Par Value Per Share)

                            UNDERWRITING AGREEMENT

                                                     April 27, 1995

        GOLDMAN, SACHS & CO.
        SALOMON BROTHERS INC
        COWEN & COMPANY
        MORGAN STANLEY & CO. INCORPORATED

        c/o  Goldman, Sachs & Co.
             85 Broad Street
             New York, New York  10004

             Salomon Brothers Inc
             Seven World Trade Center
             New York, New York  10048

        Dear Sirs:

                  General Motors Corporation, a Delaware corporation (the "Company"), and the Howard Hughes Medical Institute, a Delaware corporation (the "Selling Stockholder"), confirm their respective agreements with you (collectively, the "Underwriters") with respect to the sale by the Selling Stockholder of 15,000,000 shares of Class H Common Stock, $0.10 par value, of the Company ("Class H Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Class H Common Stock set forth in Schedule A hereto, except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The 15,000,000 shares of Class H Common Stock are hereinafter called the "Securities."

                  Prior to the purchase and public offering of the Securities by the several Underwriters, the Selling Stockholder (after consultation with the Company) and the Underwriters shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Selling Stockholder and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement. The date of the Pricing Agreement is referred to as the "Representation Date."

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-58235) and related preliminary prospectus for the registration of the Securities under the Securities Act of 1933 (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectus as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectus as may hereinafter be required. Such registration statement (as amended, if applicable), the prospectus constituting part of the Registration Statement which relates to the Securities (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and all documents, if any, incorporated by reference thereafter), as from time to time amended or supplemented pursuant to the 1933 Act, are hereinafter referred to as the "Registration Statement," and the "Prospectus", except that, if the final prospectus furnished to the Underwriters by the Company for use in connection with the offering of the Securities differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be or is filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to the final prospectus furnished to the Underwriters for such use.

                                      I.

                  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholder, at the price per share set forth in the Pricing Agreement, that proportion of the number of Securities which the number of Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Securities (except as otherwise provided in the Pricing Agreement), subject to adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional securities.

                  The purchase price per share to be paid by the several Underwriters for the Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Underwriters and the Selling Stockholder (after consultation with the Company). The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement.

                                     II.

                  The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Securities as soon as they deem advisable after the Registration Statement becomes effective and the Pricing
        Agreement has been executed and delivered.


                                     III.

                  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Davis Polk & Wardwell, New York, New York, or at such other place as shall be agreed upon by the Company, the Underwriters and the Selling Stockholder, at 10:00 a.m. on the fifth business day (unless postponed in accordance with Article VIII herein) following execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Company, the Underwriters and the Selling Stockholder (such time and date of payment and delivery being herein called "Closing Time"). The Selling Stockholder shall not be obligated to deliver any of the Securities to be delivered at the Closing Time except upon payment for all the Securities to be purchased at such time as provided herein.

                  Payment shall be made to the Selling Stockholder by certified or official bank checks drawn in New York Clearing House funds payable to the order of the Selling Stockholder against delivery to the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days before Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriters not later than 10:00 a.m. on the last business day prior to Closing Time.

                                     IV.

                  The obligations of the Company and the several obligations of the Selling Stockholder and the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

                  The several obligations of the Underwriters hereunder are subject to the following further conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change or development involving a prospective material adverse change in the condition of the Company and its subsidiaries, taken as a whole, or Hughes Electronics Corporation (hereinafter called "HEC") and its subsidiaries, taken as a whole, from that set forth in the Registration Statement; and you shall have received, at Closing Time, a certificate of an officer of the Company (acting on behalf of the Company and without personal liability), dated the Closing Time, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Time. The officer may rely upon the best of his knowledge in making such certificate. You shall also have received, at Closing Time, a certificate of an officer of the Selling Stockholder (acting on behalf of the Selling Stockholder and without personal liability), dated the Closing Time, providing that the representations and warranties of the Selling Stockholder contained herein are true and correct as of the Closing Time; such officer may rely upon the best of his knowledge in making such certificate.

                  (b) You shall have received the favorable opinion, dated as of the Closing Time, of Warren G. Andersen, Attorney, Legal Staff of the Company, to the effect that:

                       (i)  The Company is a corporation validly
                  existing and in good standing under the laws of the State of Delaware, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so qualified or in good standing would not have a materially adverse effect on the financial position of the Company and its subsidiaries taken as a whole,

                      (ii) each of HEC, Hughes Aircraft Company and Delco Electronics Corporation is a corporation validly existing and in good standing under the laws of its state of incorporation, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so qualified or in good standing would not have a materially adverse effect on the financial position of HEC and its subsidiaries taken as a whole,

                     (iii) the authorized, issued and outstanding capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus,

                      (iv)  the Securities sold by the Selling
                  Stockholder hereunder have been duly authorized and validly issued and are fully paid and non-assessable,

                      (v) this Agreement has been duly authorized, executed and delivered by the Company,

                     (vi) the execution, delivery and performance of this Agreement will not contravene any provision of applicable law or the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel and binding upon the Company, and no consent, approval or authorization of any governmental body or agency is required for the performance of this Agreement other than the registration of the Securities under the 1933 Act and compliance with the securities or Blue Sky Laws of various jurisdictions (as to which no opinion is expressed),

                    (vii) the statements in the Prospectus under "Description of General Motors Capital Stock" and "Underwriting" insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly summarize the information called for with respect to such legal matters and documents, and

                   (viii) after due inquiry, such counsel does not know of any legal or governmental proceeding or investigation pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or of HEC is subject which is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                  (c) You shall have received the favorable opinion, dated as of the Closing Time, of Kirkland & Ellis, counsel for the Company, covering the matters referred to in (iii) (as to authorized capital stock only), (iv), (v) and (vii) above.

                  (d) You shall have received the favorable opinion, dated as of the Closing Time, of Davis Polk & Wardwell, counsel for the Underwriters, covering the matters referred to in (iii) (as to authorized capital stock only), (v) and (vii) above.

                  (e) You shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Selling Stockholder, to the effect that:

                       (i) the Selling Stockholder is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to consummate the transactions contemplated hereby,

                      (ii) this Agreement has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding obligation of the Selling Stockholder enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and except as rights to indemnity and contribution hereunder may be limited by applicable law, and

                     (iii) assuming that Goldman, Sachs & Co., on behalf of the Underwriters, acquired its interest in the securities evidenced by the General Motors Class H Stock certificates listed on Schedule A to such opinion registered in each case in the name of the Selling Stockholder and accompanied by stock powers endorsed to Goldman, Sachs & Co. in good faith and without notice of any adverse claims, upon delivery of and payment for such securities by Goldman, Sachs & Co., on behalf of the Underwriters, Goldman, Sachs & Co., on behalf of the Underwriters, will acquire such securities free of any adverse claim within the meaning of the Uniform Commercial Code as adopted in New York.

                  (f) Each counsel referred to in (b), (c) and (d) above shall additionally state that, based upon the participation of such counsel in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including, with respect to counsel referred to in (c) and (d) above, documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), nothing has come to the attention of such counsel that would lead such counsel to believe that the Registration Statement, at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel need not make such statement with respect to the financial statements and supporting schedules and other financial information contained or incorporated by reference into the Registration Statement and the Prospectus.

                  (g) You shall have received the favorable opinion, dated as of the Closing Time, of Anton H. Zidansek, Assistant General Tax Counsel, Tax Staff of the Company to the effect that the discussion set forth under the caption "Certain Federal Tax Considerations for Non-United States Holders" in the Prospectus accurately reflects such counsel's views on the matters discussed therein and is based on reasonable interpretations of existing law.

                  (h) You shall have received on the date of this Agreement a letter dated such date and also at the Closing Time a letter dated as of the Closing Time, in each case in form and substance satisfactory to you, from each of Deloitte & Touche and KPMG Peat Marwick, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                  (i) At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the sale of the Securities as herein or therein contemplated shall be reasonably satisfactory in form and substance to you and your counsel.

        If any condition specified in this Article shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company and the Selling Stockholder at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Article VIII.

                                      V.

                  In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                  (a) To furnish you, without charge, three copies of the Registration Statement as filed with the Commission (including exhibits thereto and documents incorporated therein by reference) and, during the period mentioned in paragraph (c), any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), which are deemed to be incorporated by reference in the Prospectus.

                  (b)  Before amending or supplementing the
             Registration Statement or the Prospectus, to furnish you a copy of each such proposed amendment or supplement.

                  (c) If, during such period after the first date of the public offering of the Securities as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                  (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection therewith.

                  (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering the twelve month period ending
             December 31, 1995, which shall satisfy the provisions of
             Section 11(a) of the 1933 Act and the 1933 Act
             Regulations.

                  (f) Not to offer or sell, or solicit offers to purchase, or file any registration statement under the 1933 Act (other than any registration statement filed pursuant to Rule 415 under the 1933 Act) with respect to, any shares of Class H Common Stock (or securities convertible into or exchangeable for such shares) during the period from the Representation Date until 90 days thereafter without the prior written consent of Goldman, Sachs & Co. and Salomon Brothers Inc; provided that the Company shall not be precluded from (i) the issuance of shares of Class H Common Stock upon the conversion, exercise or exchange, by the holder thereof, of options, warrants or other securities convertible into or exercisable for the Class H Common Stock pursuant to the terms of such options, warrants or other securities, (ii) transfers pursuant to the terms of any other agreement to issue shares of Class H Common Stock (or any securities convertible into or exchangeable or exercisable for the Class H Common Stock) in effect on the date of the original filing of the Registration Statement with the Commission, including any such agreement in connection with any previously disclosed acquisition, merger, consolidation or other business combination, (iii) transfers in connection with dividend reinvestment plans or employee benefit plans of the Company (or a subsidiary of the Company) and (iv) making any offer or sale of shares of Class H Common Stock (or securities convertible into or exchangeable for such shares) as consideration in any merger or consolidation or the acquisition by General Motors or any subsidiary of General Motors of the capital stock or a substantial portion of the assets of any other entity in a transaction that would not constitute a "public offering" of such shares (or such other securities) within the meaning of the 1933 Act, provided that the recipient of such shares (or such other securities) agrees in writing not to offer or sell such shares for a period ending on the date that is 90 days after the Representation Date without the prior written consent of Goldman, Sachs & Co. and Salomon Brothers Inc.

                  In further consideration of the agreements of the Underwriters herein contained, the Selling Stockholder covenants not to offer or sell, or solicit offers to purchase, any shares of Class H Common Stock (or securities convertible into or exchangeable for such shares) during the period from the Representation Date until 90 days thereafter without the prior written consent of Goldman, Sachs & Co. and Salomon Brothers Inc; provided, that nothing contained in this Article V shall prevent the sale of the Securities hereunder or the sale of Class H Common Stock to the Company upon the exercise of any put rights by the Selling Stockholder.

                                     VI.

                  The Company represents and warrants to each Underwriter that (i) each document filed or to be filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the rules and regulations of the Commission thereunder, (ii) each preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations, (iii) the Registration Statement and Prospectus complied on the date the Registration Statement became effective, and will comply on the Representation Date, in all material respects with the 1933 Act and the 1933 Act Regulations and, as of such dates did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iv) none of the Company or any material subsidiary does business with the government of Cuba or with any person or affiliate located in Cuba and the Company and each material subsidiary has complied to the extent necessary with all provisions of Florida H.B. 1771; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus or any preliminary Prospectus based upon information furnished to the Company in writing by the Selling Stockholder or by any Underwriter expressly for use therein.

                  The Selling Stockholder represents and warrants to the Company and each Underwriter that (i) this Agreement has been and the Pricing Agreement, when executed and delivered by the Selling Stockholder, will have been duly authorized, executed and delivered by the Selling Stockholder, (ii) the Selling Stockholder has good and marketable title to the Securities to be sold by the Selling Stockholder hereunder and full power, right and authority to sell such Securities, and upon the delivery of and payment for the Securities as herein contemplated, each of the Underwriters will receive good and marketable title to the Securities purchased by it from the Selling Stockholder, free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim or equity, (iii) any written information furnished to the Company by the Selling Stockholder for use in the Registration Statement, the Prospectus, any amendments or supplements thereto, or any preliminary Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading and
        (iv) the Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Class H Common Stock.

                  The Company agrees to indemnify and hold harmless each Underwriter, the directors, partners and each person, if any, who controls any Underwriter within the meaning of either
        Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through you or the Selling Stockholder expressly for use therein, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities promptly after receipt of adequate documentation relating thereto; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  The Selling Stockholder agrees to indemnify and hold harmless the Underwriters, their directors, partners and each person, if any, who controls the Underwriters within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have.

                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, HEC and the Selling Stockholder, its trustees, directors and each person, if any, who controls the Selling Stockholder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such proceeding and employ counsel reasonably satisfactory to the indemnified person in such proceeding or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing jointly by Goldman, Sachs & Co. and Salomon Brothers Inc. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  If the indemnification provided for in the third, fourth or fifth paragraph of this Article VI is unavailable to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus. The relative fault of the Company, the Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholder or by the Underwriters and the parties' relative interest, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Stockholder and the
        Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VI are several in proportion to the respective number of Securities purchased by each Underwriter, and not joint.

                  The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers and directors or any other person controlling the Company and (iii) acceptance of any payment for any of the Securities.

                                     VII.

                  This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company and the Selling Stockholder, if prior to the Closing Time (i) trading in securities generally or trading in the Class H Common Stock on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity the effect of which on the financial markets is such as to make it, in your reasonable judgment, impracticable to market the Securities.

                                    VIII.

                  This Agreement shall become effective when notification of the effectiveness of the Registration Statement has been released by the Commission and you and the Selling Stockholder (after consultation with the Company) shall have agreed upon the public offering price. If the public offering price and the purchase price of the Securities shall not have been agreed upon, the Pricing Agreement shall not have been executed and delivered by all parties thereto, prior to 5:00 p.m., New York Time, on the seventh full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability on the part of the Underwriters, the Company or the Selling Stockholder, except as set forth herein.

                  If as of the Closing Time, any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder on such date, the other Underwriters shall have the right, but not the obligation, severally in the proportions which the number of Securities set forth opposite their names in Schedule A bear to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If arrangements satisfactory to you and the Selling Stockholder (after consultation with the Company) for the purchase of such Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case you or the Selling Stockholder (after consultation with the Company) shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholder shall be unable to perform its obligations under this Agreement, the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, shall be reimbursed for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder by either the Company or the Selling Stockholder, whichever party is responsible for such expenses pursuant to Section 4 of the Class H Stock Sale Agreement between the Selling Stockholder and the Company dated February 15, 1995.

                  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                              *  *  *  *  *  *



                                      Very truly yours,

                                      GENERAL MOTORS CORPORATION

                                      By /s/ Heidi Kunz

                                      Title VP and Treasurer

                                      HOWARD HUGHES MEDICAL INSTITUTE

                                      By /s/ Carter F. Wolfe

                                      Title Vice President and Chief
                                            Investment Officer

        CONFIRMED AND ACCEPTED,
        as of the date first above written

        GOLDMAN, SACHS & CO.
        SALOMON BROTHERS INC
        COWEN & COMPANY
        MORGAN STANLEY & CO. INCORPORATED

        By    /s/ Goldman, Sachs & Co.
             Goldman, Sachs & Co.

        SALOMON BROTHERS INC

        By    /s/ Christopher R. Lawrence
             Title:  Managing Director


                                  EXHIBIT A

                              15,000,000 Shares

                          GENERAL MOTORS CORPORATION

                           (a Delaware corporation)

                             Class H Common Stock

                           ($0.10 Par Value Per Share)

                              PRICING AGREEMENT

                                                     April 27, 1995

        GOLDMAN, SACHS & CO.
        SALOMON BROTHERS INC
        COWEN & COMPANY
        MORGAN STANLEY & CO. INCORPORATED

        c/o  Goldman, Sachs & Co.
             85 Broad Street
             New York, New York  10004

             Salomon Brothers Inc
             Seven World Trade Center
             New York, New York  10048

        Dear Sirs:

                  Reference is made to the Underwriting Agreement, dated April 27, 1995 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto (the "Underwriters"), of the above shares of Class H Common Stock (the "Securities") of General Motors Corporation (the "Company").

                  Pursuant to Article I of the Underwriting Agreement, the Selling Stockholder agrees with each Underwriter as follows:

                  (1) The initial public offering price per share for the Securities, determined as provided in said Article I, shall be $38.50.

                  (2) The purchase price per share for the Securities to be paid by the several Underwriters shall be $37.45, being an amount equal to the initial public offering price set forth above less $1.05 per share.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholder in accordance with its terms.

                               *  *  *  *  *  *



                                      Very truly yours,

                                      HOWARD HUGHES MEDICAL INSTITUTE

                                      By /s/ Carter F. Wolfe

                                      Title Vice President and Chief
                                            Investment Officer

        CONFIRMED AND ACCEPTED,
        as of the date first above written

        GOLDMAN, SACHS & CO.
        SALOMON BROTHERS INC
        COWEN & COMPANY
        MORGAN STANLEY & CO. INCORPORATED

        By    /s/ Goldman, Sachs & Co.
             Goldman, Sachs & Co.

        SALOMON BROTHERS INC

        By    /s/ Christopher R. Lawrence
             Title     Managing Director



                                 SCHEDULE A

                                                           Number of
     Name of Underwriter                                   Securities

     Goldman, Sachs & Co. . . . . . . . . . . . . . .      3,750,000
     Salomon Brothers Inc . . . . . . . . . . . . . .      3,750,000
     Cowen & Company  . . . . . . . . . . . . . . . .      3,750,000
     Morgan Stanley & Co. Incorporated  . . . . . . .      3,750,000
          Total                                           15,000,000